EXHIBIT 99.1
Press release dated August 30, 2010

RECENT DEVELOPMENTS RELATING TO THE UNRESOLVED DISPUTE BETWEEN GEOGLOBAL RESOURCES INC AND GUJARAT STATE PETROLEUM CORPORATION

Calgary, Alberta, Canada, August 30, 2010.  GeoGlobal Resources Inc. (the “Company”) (AMEX – GGR) announced today that it has been advised by Gujarat State Petroleum Corporation Limited. (“GSPC”), the operator of the KG-OSN-2001/3 (the “KG Offshore Block”), that GSPC is asserting that it is of the view that the technical and other advice provided by the Company in the preparation of the parties’ original bid document submitted to the Government of India in 2002 as part of the bidding process for NELP-III, which resulted in award of the production sharing contract to explore and develop the KG Offshore Block has proven to be incorrect and therefore as a result GSPC’s costs in the project exceeded its estimates.  GSPC therefore further asserts that by reason of the foregoing the Carried Interest Agreement between the parties is void and consequently the Production Sharing Contract, to which the Government of India is a party, and the Joint Operating Agreement between the parties are also void.

The Company disputes this position and the conclusions reached by GSPC and states categorically that it continues to hold a gross 10 percent interest in the block.   The parties to the Production Sharing Contract worked jointly in the preparation of the bid documents submitted to the Government of India, have worked jointly in the development of exploration and appraisal plans and the implementation of those activities.  In addition, GSPC has been the operator of the block under the terms of the Joint Operating Agreement with majority participating interest and has in fact executed all the operations to date and made all decisions regarding operations, including accepting the cost of operations.

As previously disclosed, the Company intends to vigorously protect its contractual rights both in accordance with the dispute resolution process under the CIA, the PSC and the JOA and possible other means as may be appropriate.  While the Company is seeking to continue its ongoing discussions with GSPC, which were commenced in 2007, in an effort to reach an amicable resolution of these differences, there can be no assurance that these discussions will be successful.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas through exploration and development in India and Israel. The Company has been focused on the development of high potential exploration targets in the Krishna Godavari, Cambay, Deccan Syneclise, and Rajasthan basin areas in India.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

The Company’s forward looking statements include, among others, its statements and estimates as to:
•  the likelihood that recoverable hydrocarbon reserves may exist in the geographic areas in which the Company has an interest and the quantity, if any, of those reserves and when, if ever, the Company may realize revenues from any reserves that are established,
•  the cost and likelihood of success of the parties in fulfilling the work commitments under the production sharing and other contracts to which the Company is a party,
•  the timing of activities under the production sharing and other contracts and the ability of the related work commitments to be fulfilled and completed within the times contemplated by the production sharing and other contracts,
•  the availability of drilling rigs, personnel and other services and equipment at acceptable and reasonable prices to fulfill the work commitments,
•  the ability of those drilling rigs to perform to meet expectations in the temperature, pressure and depth conditions to which they are subjected,
• the ability of the operator under the production sharing and other contracts to complete successful wells and to market and deliver any hydrocarbons produced,
• the availability of funds in the amounts required and at the times required to fulfill the Company’s participation interest obligations in pursuing these exploration activities and the Company’s ability to obtain in a timely manner all required consents, waivers and extensions from a governmental regulatory body as and when required to maintain compliance with the Company’s production sharing and other contract,
• the ability of the Company to raise the additional capital required to meet it s exploratory drilling and other commitments under its PSC and otherwise, and

• the financial and technical ability of the Company to pursue exploration opportunities elsewhere than in India and to pursue these activities in Israel and Columbia.

There can be no assurance as to the outcome of these activities that are described as forward looking. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercially productive success of any of its wells, all of which involve risks and uncertainties. The exploration blocks in which the Company has an interest are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company and its investors.  Additional risks and uncertainties may arise out of seeking to do business overseas where political and other world events may disrupt the Company's plans, intentions and expectations.  There can be no assurance that GSPC may not be successful in its efforts to obtain payment from the Company on account of exploration costs it has expended on the KG Offshore Block for which it asserts the Company is liable, that efforts to resolve the differences between the Company and GSPC relating to this issue can be resolved amicably or that delays in resolving these differences may not adversely affect the Company’s ability to raise the additional capital it requires.. There can also be no assurance that GSPC’s efforts to declare the company’s interest in the Carried Interest Agreement, the KG Offshore Production Sharing Contract and the related Joint Operating Agreement may not prove to be successful.

The Company’s PSCs relating to its India exploration blocks provide that by the end of each phase of exploration, the contracting parties shall have fulfilled certain specified minimum work commitments. The PSCs also have provisions for termination of the PSC on account of various reasons specified therein including material breach of the contract. This failure to timely complete the minimum work commitment may be deemed to constitute such a breach. The termination of a PSC by the GOI would result in the loss of the Company’s interest in the PSC other than contract areas of the PSC determined to encompass "commercial discoveries". In the event a PSC is terminated by the GOI, or in the event the work program is not fulfilled by the end of the relevant exploration phase, the PSC provides that each party to the PSC is to pay to the GOI its participating interest share of an amount which is equal to the amount that would be required to complete the minimum work program for that phase. Although GSPC, on behalf of the contracting parties, is seeking relief under GOI procedures from the consequences of failure to timely complete these minimum work commitments, there can be no assurance that these efforts will be successful in that regard.

Additional important risk factors are described in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.  The filings may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc.	The Equicom Group
Allan J. Kent, Vice President of Finance	Dave Feick, Managing Director, Western Canada
Carla Boland, Investor Relations and Corporate Affairs Phone: +1 403 777-9253 Email: info@geoglobal.com Fax: +1 403 777-9199 Website: www.geoglobal.com	Phone: +1 403 218-2839 Fax: +1 403 218-2830 Email: dfeick@equicomgroup.com